Exhibit 99.2
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
On December 31, 2019, Evoqua Water Technologies Corp. (the “Company”), through its wholly-owned subsidiaries, completed the previously-announced sale (the “Transaction”) of the Company’s Memcor® low pressure membrane product line (including the product line’s global workforce, its manufacturing site in Windsor, Australia, associated operations and intellectual property) to DuPont de Nemours, Inc. and its affiliates (collectively, “DuPont”) pursuant to the Purchase and Sale Agreement dated October 1, 2019, by and among the Evoqua Sellers and DuPont, as amended (the “Agreement”). DuPont purchased 100% of the corporate capital of the Australian Subsidiaries and all of the other Evoqua Sellers’ assets related to the Memcor® low pressure membrane product line. The aggregate purchase price paid by DuPont in the Transaction was $110.0 million in cash, subject to certain adjustments. Following adjustments for cash and net working capital, gross proceeds paid by DuPont were $121.3 million, with an expected gain on the divestiture of $70.9 million. The Company and DuPont have a history of collaboration, and following the closing of the Transaction, DuPont will continue to supply the Company with Memcor® products.
The Transaction constituted a significant business divestiture in accordance with Rule 3-05 of Regulation S-X. As a result, we prepared the accompanying unaudited pro forma combined financial statements in accordance with Item 9.01(b) of Form 8-K and Article 11 of Regulation S-X.
The unaudited pro forma combined Balance Sheets and Statements of Operations were prepared as though the divestiture occurred on October 1, 2018. The historical financial statements have been recast for periods required under ASC 205-20, and have been adjusted in the unaudited pro forma combined financial statements to give effect to pro forma events that are: (1) directly attributable to the divestiture, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results following the divestiture. In addition, these unaudited pro forma combined financial statements should not be considered to be indicative of our future consolidated financial performance and income statement results.
The unaudited pro forma combined financial statements have been developed from, and should be read in conjunction with, our historical audited consolidated financial statements and accompanying notes contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

Evoqua Water Technologies Corp.
Proforma Combined Balance Sheet
As of September 30, 2019
(Unaudited)

(In thousands)	Evoqua Water Technologies Corp.	Memcor (note 2)	ProForma Adjustments		Pro Forma Combined
ASSETS
Current assets	$637,293	$84,093	$—		$721,386
Cash and cash equivalents	109,881	121,349	—		231,230
Receivables, net	257,585	—	—		257,585
Inventories, net	137,164	—	—		137,164
Contract assets	73,467	—	—		73,467
Prepaid and other current assets	21,940	—	—		21,940
Assets held for sale	37,256	(37,256)	—		—
Property, plant, and equipment, net	333,584	—	—		333,584
Goodwill	392,890	—	—		392,890
Intangible assets, net	314,767	—	—		314,767
Deferred income taxes	2,790	174	—		2,964
Other non‑current assets	25,715	—	—		25,715
Non-current assets held for sale	30,809	(30,809)	—		—
Total assets	$1,737,848	$53,458	$—		$1,791,306
LIABILITIES AND EQUITY					—
Current liabilities	322,221	(14,085)	(2,601)		305,535
Accounts payable	144,247	—	—		144,247
Current portion of debt	13,418	—	—		13,418
Contract liabilities	39,051	—	—		39,051
Product warranties	4,922	—	—		4,922
Accrued expenses and other liabilities	101,839	—	(2,601)	4	99,238
Income tax payable	4,536	123			4,659
Liabilities held for sale	14,208	(14,208)	—		—
Non‑current liabilities	1,049,805	(7,059)	—		1,042,746
Long‑term debt	951,599	—	—		951,599
Product warranties	2,332	—	—		2,332
Other non‑current liabilities	78,661	—	—		78,661
Deferred income taxes	13,548	(3,394)	—		10,154
Non-current liabilities held for sale	3,665	(3,665)	—		—
Total liabilities	1,372,026	(21,144)	(2,601)		1,348,281
Commitments and Contingent Liabilities					—
Shareholders’ equity					—
Common stock, par value $0.01: authorized 1,000,000 shares; issued 116,008 shares, outstanding 114,344 at September 30, 2019;	1,154	—	—		1,154
Treasury stock: 1,664 shares at September 30, 2019	(2,837)	—	—		(2,837)
Additional paid‑in capital	552,422	—	—		552,422
Retained deficit	(174,976)	68,296	2,601	5	(104,079)
Accumulated other comprehensive loss, net of tax	(13,004)	6,306	—		(6,698)
Total Evoqua Water Technologies Corp. equity	362,759	74,602	2,601		439,962
Non‑controlling interest	3,063	—	—		3,063
Total shareholders’ equity	365,822	74,602	2,601		443,025
Total liabilities and shareholders’ equity	$1,737,848	$53,458	$—		$1,791,306
See accompanying notes to the unaudited pro forma combined financial statements.

Evoqua Water Technologies Corp.
Pro Forma Combined Statements of Operations
Year Ended September 30, 2019
(unaudited)

(In thousands, except per share data)	Evoqua Water Technologies Corp. for the Year Ended September 30, 2019	Historical Memcor for the Year Ended September 30, 2019	ProForma Adjustments		Pro Forma Combined
Revenue from product sales	$851,161	$(58,774)	$—		$792,387
Revenue from services	593,280	(769)	—		592,511
Revenue	1,444,441	(59,543)	—		1,384,898
Cost of product sales	(615,171)	43,496	9	4	(571,666)
Cost of services	(403,308)	375	—		(402,933)
Cost of product sales and services	(1,018,479)	43,871	9		(974,599)
Gross Profit	425,962	(15,672)	9		410,299
General and administrative expense	(217,013)	1,135	4,233	4	(211,641)
Sales and marketing expense	(138,936)	6,634	—		(132,302)
Research and development expense	(15,300)	2,294	—		(13,006)
Total operating expenses	(371,249)	10,063	4,233		(356,949)
Other operating income	5,613	(162)	70,898		76,349
Other operating expense	(654)	—	—		(654)
Income before interest expense and income taxes	59,672	(5,771)	75,140		129,045
Interest expense	(58,556)	—	—		(58,556)
Income before income taxes	1,116	(5,771)	75,140		70,489
Income tax expense	(9,587)	4,611	—	3	(4,976)
Net income	(8,471)	(1,160)	75,140		65,509
Net income attributable to non-controlling interest	1,052	—	—		1,052
Net income attributable to Evoqua Water Technologies Corp.	$(9,523)	$(1,160)	$75,140		$64,457
Basic earnings per common share	$(0.08)				$0.56
Diluted earnings per common share	$(0.08)				$0.56
Weighted-average shares used in computation of earnings per share
Basic	114,703				114,703
Diluted	114,703				114,703
See accompanying notes to the unaudited pro forma combined financial statements.

Evoqua Water Technologies Corp.
Notes to the Pro Forma Combined Financial Statements
(Unaudited, in thousands)
Note 1 - Basis of Presentation
The unaudited pro forma combined financial statements were derived from the historical audited consolidated financial statements of Evoqua Water Technologies Corp. (the “Company”) and the unaudited results and balances of the Memcor business. The unaudited pro forma combined financial statements give effect to the pro forma adjustments necessary to reflect the Memcor disposition as if the transaction had occurred on October 1, 2018, in the unaudited pro forma combined balance sheets and statements of operations for the fiscal year ended September 30, 2019.
The historical financial information has been adjusted in the unaudited pro forma combined financial statements to give effect to pro forma events that are (i) directly attributable to the divestiture, (ii) factually supportable and (iii) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results and have been prepared in accordance with Article 11 of Regulation S-X. Such unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the audited consolidated financial statements and accompanying notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended September 30, 2019 included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2019 and (ii) the risk factors outlined in detail under the caption “Risk Factors” within the Reports described above. These reports may not be useful in predicting the future financial condition and results of operations of the Company. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
Note 2 - Memcor Balances
The information in the Memcor column of the unaudited pro forma consolidated balance sheet was derived from the Company’s audited financial statements as of September 30, 2019, adjusted to include certain assets and liabilities that are directly attributable to the Memcor business and have been adjusted in the unaudited pro forma combined financial statements to give effect to pro forma events that are: (1) directly attributable to the divestiture, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results following the divestiture. The Memcor column also reflects the $121.3 million cash proceeds received in conjunction with the sale of the Memcor business.
Note 3 - Taxes
Represents the tax impact of the divestiture of the Memcor business. Based on the structure of the sale, available net operating losses, and valuation allowances, the Company does not expect to incur net tax expense related to the gain on the sale of the Memcor business.
Note 4 - Transaction expenses and income
These are one time transaction costs the Company incurred specific to the sale of the Memcor business. As of September 30, 2019, $2.8 million of these costs were incurred but $2.6 million had not been paid and as such, was included in Accrued expenses and other liabilities. The Company expects to incur and pay approximately $1.4 million of additional one time transaction costs subsequent to September 30, 2019.
Note 5 - Shareholder’s equity
Shareholders’ equity was adjusted for the pro forma adjustments specified in Notes (3) and (4), including the $121.3 million cash proceeds received in conjunction with the sale of Memcor. Note that the cash proceeds are subject to post closing net working capital adjustments, and as such, may be subject to change and impact the final gain on sale.

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